Exhibit n(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Apollo Diversified Credit Fund (formerly Griffin Institutional Access Credit Fund) (the “Fund”) of our report dated February 28, 2022, relating to the financial statements and financial highlights, which appears in the Fund’s Annual Report on Form N-CSR for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 19, 2023